FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
June 15, 2000 No. C20184-96
Dean Heller, Secretary of State

Telephone (775) 684-5708
Fax (775) 684-5725
Web site http://sos.state.nv
Filing fee:

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
101 N. CARSON ST., STE. 3
CARSON CITY, NEVADA 89701-4786

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
For Profit Nevada Corporations
(Pursuant to N.R.S. 78.385 and 78.390 - After Issuance of Stock)
- Remit in Duplicate -

1. Name of Corporation: M & T NURSING SERVICES, INC.

2. The articles have been amended as follows (provide article numbers, if applicable ): I & IV

The name of the corporation is: 3W CYBER LOGISTICS, INC.

Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares at $.001 par value. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 100%*

4. Signatures:

/s/ signed
President or Vice President
(acknowledgement required)

/s/ signed
Secretary or Asst. Secretary
(acknowledgement required)

State of: British Columbia
County of Vancouver
This instrument was acknowledged before me on
May 25, 2000, by JOANNE YAN (Name of Person)
as PRESIDENT (as designated to sign this certificate of M & T NURSING SERVICES, INC. (name on behalf of which instrument was executed)

/s/ signed
Notary Public Signature

JUN 15 '00

STATE OF NEVADA
Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

/s/ Dean Heller

DEAN HELLER
Secretary of State

By: /s/ signed